UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 10, 2014

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Director Retirement.  On December 10, 2014, Peter Barton Hutt notified Momenta Pharmaceuticals, Inc. (the “Company”) that he will retire from the Company’s Board of Directors (the “Board”), effective December 31, 2014.  Mr. Hutt has served as a director since June 2001 and currently serves as member of the Nominating and Corporate Governance Committee.  Mr. Hutt’s retirement was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03.                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2014, the Board adopted the Third Amended and Restated By-laws of the Company (the “By-laws”). The By-laws became effective immediately upon adoption by the Board, and include the following amendment.

A new Article VI (“Article VI”) has been added to the By-laws to provide that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following actions: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim for breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer or other employee or agent of the Company to the Company or the Company’s stockholders, creditors or other constituents; (iii) any action arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or by-laws; (iv) any action to interpret, apply, enforce or determine the validity of the Company’s certificate of incorporation or by-laws; and (v) any action asserting a claim against the Company governed by the internal affairs doctrine.

Pursuant to Article VI, to the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of Article VI. Article VI further provides that, if any provision or provisions of Article VI are held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of Article VI will not be affected.

The foregoing description of Article VI is qualified in its entirety by reference to the full text of the By-laws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

3.1.  Third Amended and Restated By-laws of Momenta Pharmaceuticals, Inc., adopted on December 10, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: December 15, 2014	By:	/s/ Richard P. Shea

Richard P. Shea
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Third Amended and Restated By-laws of Momenta Pharmaceuticals, Inc., adopted on December 10, 2014.